EXHIBIT 23.1





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               Letterhead of Simione, Simione, Scillia & Larow LLC



                         Consent of Independent Auditors
                         -------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, No. 33-61315, as filed with the Securities and Exchange Commission on July 26, 1995 of our report dated May 12, 1995 issued by our former partnership, Simione & Simione, with respect to financial statements of Nurse Care, Inc. included in this Form 8-K.


SIMIONE, SIMIONE, SCILLIA & LARROW LLC

Hamden, Connecticut
March 20, 1996